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As Filed with the Securities and Exchange Commission on April 23, 2002

Registration No. 333—

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EVERGREEN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0834147 (I.R.S. Employer Identification No.)

1401 17th Street, Suite 1200
Denver, Colorado 80202
(303) 298-8100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark S. Sexton
Chief Executive Officer
Evergreen Resources, Inc.
1401 17th St., Suite 1200
Denver, Colorado 80202
(303) 298-8100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Douglas A. Mays Womble Carlyle Sandridge & Rice, PLLC 3300 One Wachovia Center Charlotte, North Carolina 28202 (704) 331-4977	Kevin R. Collins Evergreen Resources, Inc. 1401 17th Street, Suite 1200 Denver, Colorado 80202 (303) 298-8100

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividends or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Debt Securities
Preferred Stock
Common Stock, including attached share purchase rights
Depositary Shares
Warrants
Subscription Rights
Total	$300,000,000	$27,600

(1)
Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended. We are registering for issuance and sale an indeterminate dollar amount of debt securities, preferred stock, common stock, depositary shares, warrants and subscription rights. In addition, these securities may be issued upon conversion, redemption, or exercise of debt securities, preferred stock, depositary shares, warrants or subscription rights.

(2)
The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 23, 2002

Prospectus

$300,000,000

Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Subscription Rights

        By this prospectus, we may offer from time to time, in one or more series or classes, the following securities:

  •
  unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures, and other unsecured evidences of indebtedness in one or more series,

  •
  shares of common stock,

  •
  shares of preferred stock, in one or more series, which may be convertible into or exchangeable for common stock or debt securities,

  •
  depositary shares representing fractional interests in preferred stock,

  •
  warrants to purchase debt securities, preferred stock or common stock, and

  •
  subscription rights evidencing the right to purchase any of the above securities.

        The aggregate initial offering price of the securities that we offer will not exceed $300,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering.

        We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2002.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS	2
EVERGREEN	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF PREFERRED STOCK	9
DESCRIPTION OF DEPOSITARY SHARES	10
DESCRIPTION OF COMMON STOCK	12
DESCRIPTION OF WARRANTS	14
DESCRIPTION OF SUBSCRIPTION RIGHTS	15
PLAN OF DISTRIBUTION	16
EXPERTS	19
INDEPENDENT PETROLEUM ENGINEERS	19
LEGAL OPINIONS	19
GLOSSARY OF CERTAIN OIL AND GAS TERMS	19

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the following section.

        You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

        The terms "Evergreen," "Company," "we," "our" and "us" refer to Evergreen Resources, Inc. and its subsidiaries unless the context suggests otherwise. The term "you" refers to a prospective investor. We have included technical terms important to an understanding of our business under "Glossary of Certain Oil and Gas Terms" on page 19.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and periodic reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC"). You may inspect these documents without charge at the principal office of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Chicago Regional Office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and you may obtain copies of these documents from the SEC's Public Reference Room at its principal office. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        We have filed a registration statement on Form S-3 with the SEC relating to the offering of common stock pursuant to this prospectus. The registration statement contains information not found in this prospectus. For further information, you should refer to the registration statement, which you can inspect and copy in the manner and at the sources described above. Any statements we make in this prospectus or that we incorporate by reference concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

        The registration statement we have filed with the SEC utilizes the "shelf" registration process. Additional prospectuses or prospectus supplements may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a later prospectus supplement. You should read this prospectus together with additional information described under the heading "Incorporation of Certain Documents by Reference."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of this offering. The documents we incorporate by reference are:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

  •
  The description of our common stock and our Shareholder Rights Agreement that is contained in our registration statement on Form 8-A filed with the SEC on August 22, 2000, including any amendment or report filed for the purpose of updating such description (including the amendment on Form 8-A/A filed with the SEC on March 8, 2001).

        You may request a copy of these filings, at no cost to you, by writing or telephoning Kevin R. Collins, 1401 17th Street, Suite 1200, Denver, Colorado 80202 (telephone (303) 298-8100).

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, including statements regarding, among other items, our growth strategies, anticipated trends in our business and our future results of operations, market conditions in the oil and gas industry, our ability to make and integrate acquisitions and the outcome of litigation and the impact of governmental regulation. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of, among other things:

  •
  a decline in natural gas production or natural gas prices,

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  incorrect estimates of required capital expenditures,

  •
  increases in the cost of drilling, completion and gas collection or other costs of production and operations, and

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  an inability to meet growth projections.

        Although we believe that the expectations reflected in these forward-looking statements are reasonable, none of these forward-looking statements are assurances of future performance, and all involve risks and uncertainties. Certain risks and uncertainties could cause our actual results to differ materially from anticipated results contained in any forward-looking statements. Prices for natural gas fluctuate widely. Numerous uncertainties are inherent in estimating proved natural gas reserves and in projecting future rates of production and timing of development expenditures. Many of these uncertainties are beyond our control. Reserve engineering is a subjective process of estimating underground accumulations of natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by geological engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates are generally different from the quantities of natural gas that are ultimately recovered. Other factors include: drilling results, natural gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services; and the availability of capital resources.

        The information contained in the applicable prospectus supplement under "Risk Factors," and the documents incorporated by reference into this prospectus, identify additional factors that could affect our operating results and performance. We urge you to consider those factors carefully.

        All forward-looking statements attributable to our company are expressly qualified in their entirety by this cautionary statement.

        In addition, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to Evergreen, our business or our management, are intended to identify forward-looking statements.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

EVERGREEN

        Evergreen Resources, Inc. is an independent energy company engaged in the operation, development, production, exploration and acquisition of natural gas properties. We are one of the leading developers of coal bed methane reserves in the United States. Our current operations are principally focused on developing and expanding our coal bed methane project located in the Raton Basin in southern Colorado. We have also begun coal bed methane projects in the United Kingdom and Alaska. In addition, we are engaged in the exploration of natural gas prospects in Northern Ireland and the Republic of Ireland, and own additional interests in other domestic and international areas.

        We are one of the largest holders of oil and gas leases in the Raton Basin, with interests in approximately 274,000 gross acres of coal bed methane properties in the basin. At December 31, 2001, we had estimated net proved reserves of 1.05 Tcf, 65% of which were proved developed, with an estimated present value of future net revenues, discounted at 10% (or PV-10), of approximately $598 million. Our net daily gas sales at December 31, 2001, were approximately 97 MMcf from a total of 681 net producing wells. Total production from our wells accounts for an estimated three fourths of the gas currently sold from the Raton Basin. Our Raton Basin drilling program and acquisitions have enabled us to build an extensive inventory of additional drilling locations. We have identified at least 750 additional drilling locations on our Raton Basin acreage, of which 329 were included in our estimated proved reserve base at December 31, 2001. We operate and have a 100% working interest in substantially all of our Raton Basin acreage and wells.

        Since we began our drilling efforts in the Raton Basin, we have drilled more than 500 wells and achieved a success rate of approximately 98%. In addition, we have acquired over 200 producing wells. From March 31, 1995 through December 31, 2001, we grew our estimated proved reserves from 58 Bcf to 1,051 Bcf, which represents a compound annual growth rate in excess of 50%. During the same period, our net daily gas sales increased from just over 1 MMcf to approximately 97 MMcf.

        We believe that we have gained significant experience in coal bed methane exploration and development, including the use of enhanced drilling, completion and production techniques developed over a number of years. This has enabled us to become one of the lowest-cost finders, developers and producers among U.S. publicly-traded independent oil and gas companies. From the beginning of our Raton Basin project through December 31, 2001, we have spent approximately $240 million on the drilling and completion of our wells, pipelines, gas collection systems and compression equipment, and $244 million on the acquisition of additional properties. This represents a total finding and development cost of $0.31 per Mcf excluding acquisitions and $0.45 per Mcf including acquisitions.

        We were incorporated in Colorado on January 14, 1981. The address of our principal executive office is 1401 17th Street, Suite 1200, Denver, Colorado 80202 (telephone (303) 298-8100).

USE OF PROCEEDS

        Except as otherwise described in any prospectus supplement, the net proceeds from the sale of securities offered from time to time using this prospectus will be used for general corporate purposes, which may include repayment or refinancing of indebtedness, working capital, capital expenditures, acquisitions and repurchases and redemptions of securities.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table shows our unaudited ratio of earnings to fixed charges for the periods shown.

Year Ended December 31,
	1997	1998	1999	2000	2001
a)	6.42	4.11	3.99	6.75	7.15
b)	4.71	4.11	3.99	4.39	7.15
(a)
The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest). Interest expense includes the portion of operating rental expense which we believe is representative of the interest component of rental expense.

(b)
The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest and preferred stock dividends). Interest expense includes the portion of operating rental expense which we believe is representative of the interest component of rental expense.

DESCRIPTION OF DEBT SECURITIES

        Any debt securities issued using this prospectus ("Debt Securities") will be our direct unsecured general obligations. The Debt Securities will be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities").

        The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between our company and a U.S. banking institution (a "Trustee"). The Trustee for each series of Debt Securities will be identified in the applicable prospectus supplement. Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

        The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.

        We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indentures, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.

General

        The Indentures provide that Debt Securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture.

        The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt ("Senior Debt"). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

        A prospectus supplement and a supplemental indenture relating to any series of Debt Securities being offered will include specific terms related to the offering, including the price or prices at which the Debt Securities to be offered will be issued. These terms will include some or all of the following:

  •
  the title of the Debt Securities;

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  whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

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  the total principal amount of the Debt Securities;

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  the dates on which the principal of the Debt Securities will be payable;

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  the interest rate of the Debt Securities and the interest payment dates for the Debt Securities;

  •
  the places where payments on the Debt Securities will be payable;

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  any terms upon which the Debt Securities may be redeemed at our option;

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  any sinking fund or other provisions that would obligate our company to repurchase or otherwise redeem the Debt Securities;

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  whether the Debt Securities are defeasible;

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  any addition to or change in the Events of Default;

  •
  if convertible into our common stock or any of our other securities, the terms on which such Debt Securities are convertible;

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  any addition to or change in the covenants in the applicable Indenture; and

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  any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. (Section 301)

        The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by our company and may be in any currency or currency unit designated by us.

        If so provided in the applicable prospectus supplement, we may issue the Debt Securities at a discount below their principal amount and pay less than the entire principal amount of the Debt Securities upon declaration of acceleration of their maturity ("Original Issue Discount Securities"). The applicable prospectus supplement will describe all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities.

Senior Debt Securities

        The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

        Under the Subordinated Indenture, payment of the principal, interest and any premium on the Subordinated Debt Securities will generally be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including any Senior Debt Securities. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series, including:

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  the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

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  the applicability and effect of such provisions in the event of specified defaults with respect to Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

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  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series.

The failure to make any payment on any of the Subordinated Debt Securities due to the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not prevent the occurrence of an Event of Default under the Subordinated Debt Securities.

Conversion Rights

        The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Form, Exchange and Transfer

        The Debt Securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof. (Section 302)

        Subject to the terms of the applicable Indenture and the limitations applicable to global securities, Debt Securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by our company for such purpose, without the payment of any service charge except for any tax or governmental charge. (Sections 305 and 1002)

Global Securities

        The Debt Securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with a depositary identified in the applicable prospectus supplement.

        No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

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  the depositary is unwilling or unable to continue as depositary;

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  an Event of Default has occurred and is continuing; or

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  as otherwise provided in a prospectus supplement.

        Unless otherwise stated in any prospectus supplement, The Depository Trust Company ("DTC") will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through records maintained by DTC and its participants.

Payment

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 307)

        Unless otherwise indicated in the applicable prospectus supplement, principal interest and any premium on the Debt Securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names the Debt Securities are registered on days specified in the Indenture or any prospectus supplement. (Sections 1002 and 1003)

Consolidation, Merger and Sale of Assets

        We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if:

  •
  the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

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  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  any other conditions specified in the applicable prospectus supplement are met. (Section 801)

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default ("Event of Default") under the Indentures:

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  failure to pay principal or premium on any Debt Security of that series when due;

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  failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

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  failure to deposit any sinking fund payment, when due, on any Debt Security of that series;

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  failure to perform any other covenant or the breach of any warranty in the Indenture for 90 days after being given written notice;

  •
  certain events of bankruptcy, insolvency or reorganization affecting us; and

  •
  any other Event of Default included in the applicable Indenture or supplemental indenture. (Section 501)

        If an Event of Default (other than as a result of bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of the Debt Securities of that series (or, such portion of the principal amount of such Debt Securities, as may be specified in a prospectus supplement) to be due and payable immediately. If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the Debt Securities of a series (or, such portion of the principal amount of such Debt Securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can rescind the acceleration. (Section 502)

        Other than its duties in case of an Event of Default, a Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders, unless the holders offer the Trustee reasonable indemnity. (Section 603) Subject to the indemnification of the Trustees, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

        The holders of Debt Securities of any series will not have any right to institute any proceeding with respect to the applicable Indenture, unless:

  •
  the holder has given written notice to the Trustee of an Event of Default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

  •
  the Trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

        These limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal, interest or premium on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

        We will be required to furnish to each Trustee annually within 120 days of the end of each fiscal year a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable Indenture. (Section 1004)

Modification and Waiver

        Under each Indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

Defeasance and Covenant Defeasance

        If, and to the extent, indicated in the applicable prospectus supplement, we may elect at any time to have the provisions of the Indentures relating to defeasance and discharge of indebtedness and to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301)

  Defeasance and Discharge

        The Indentures provide that, upon the exercise of our option (if any), we will be discharged from all our obligations with respect to the applicable Debt Securities upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to the discharge of our obligations with respect to a series of Debt Securities will be described in an applicable prospectus supplement.

  Defeasance of Certain Covenants

        The Indentures provide that, upon the exercise of our option (if any), we may omit to comply with certain restrictive covenants described in an applicable prospectus supplement, the occurrence of certain Events of Default as described in an applicable prospectus supplement will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to exercising this option with respect to a series of Debt Securities will be described in an applicable prospectus supplement. (Sections 1303 and 1304)

Notices

        Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

Title

        We, the Trustees and any agent of ours or a Trustee may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security, whether or not such Debt Security may be overdue, for the purpose of making payment and for all other purposes. (Section 308)

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

DESCRIPTION OF PREFERRED STOCK

        Our board of directors is authorized to issue up to 24,900,000 shares of preferred stock in one or more series and has the authority to fix the voting, conversion, dividend, redemption, liquidation and other rights, preferences, privileges and qualifications of the preferred stock, all without any further vote or action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock, and adversely affect the rights and powers, including voting rights, of such holders. We will describe the particular terms of any series of preferred stock in the applicable prospectus supplement. No shares of preferred stock are currently outstanding. When issued, shares of preferred stock will be fully paid and nonassessable.

        Although we have no present intention to issue shares of preferred stock, the issuance of shares of the preferred stock, or the issuance of rights to purchase shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board could act in a manner that would discourage an acquisition attempt or other transaction that some or even a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

DESCRIPTION OF DEPOSITARY SHARES

        The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of preferred stock which have been or will be filed with the SEC in connection with the offering of such series of preferred stock.

General

        At our option, we may elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock (which will be set forth in the prospectus supplement relating to a particular series of preferred stock).

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying such depositary shares, to all the rights and preferences of the preferred stock underlying such depositary shares including dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary shall distribute only the amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.

        The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

        If a series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of the preferred stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys, securities or other property payable upon such redemption and any money, securities or other property to which the holders of the depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary may deem necessary to enable the depositary to do so.

Amendment and Termination of Depositary Agreement

        We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. A deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares relating thereto have been redeemed or (b) there has been a final distribution in respect of the preferred stock of the relevant series in connection with any liquidation, dissolution or winding up and such distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

        We are authorized to issue 50,000,000 shares of common stock, no par value. As of March 31, 2002, 18,952,396 shares of common stock were outstanding.

        Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors. Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by the board of directors out of legally available funds. The common stock is not entitled to any sinking fund, redemption or conversion provisions. If Evergreen liquidates, dissolves or winds up its business, the holders of common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors, if any, and the liquidation preferences of any preferred stockholders. When issued, the shares of common stock will be fully paid and nonassessable. The common stock currently listed on the New York Stock Exchange. The transfer agent and registrar for the common stock is Computershare Investor Services, L.L.C.

Anti-Takeover Matters

        Our articles of incorporation and bylaws contain provisions that may have the effect of delaying, deferring or preventing a change in control of Evergreen. These provisions, among other things, provide for a board of directors with staggered terms and noncumulative voting in the election of directors and impose certain procedural requirements on shareholders who wish to make nominations for the election of directors or propose other actions at shareholders' meetings.

        In addition, our articles of incorporation authorize the board to issue up to 24,900,000 shares of preferred stock without shareholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as the board of directors may determine. These provisions, alone or in combination with each other and with the shareholder rights plan described below, may discourage transactions involving actual or potential changes of control of Evergreen, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of common stock.

        On July 7, 1997, the board of directors adopted a shareholder rights plan pursuant to which stock purchase rights were distributed as a dividend to our common shareholders at a rate of one right for each share of common stock held of record as of July 22, 1997 and for each share of stock issued thereafter.

        The rights plan is designed to enhance the board's ability to prevent an acquiror from depriving shareholders of the long-term value of their investment and to protect shareholders against attempts to acquire Evergreen by means of unfair or abusive takeover tactics that have been prevalent in many unsolicited takeover attempts.

        Under the rights plan, the rights will become exercisable only if a person or a group (except for those who held 20% or more of our stock when the rights plan was adopted) acquires or commences a tender offer for 20% or more of our common stock. Until they become exercisable, the rights attach to and trade with the common stock. The rights will expire July 22, 2007. The rights may be redeemed by the continuing members of the board at $.001 per right prior to the day after a person or group has accumulated 20% or more of the common stock.

        If a person or group acquired 20% of our common stock, the rights would then be modified to represent the right to receive, for the exercise price, common stock having a value worth twice the exercise price.

        If Evergreen were involved in a merger or other business combination at any time after a person or group has acquired 20% or more of our common stock, the rights would be modified so as to entitle a holder to buy a number of shares of common stock of the acquiring entity having a market value of twice the exercise price of each right.

        All rights held or acquired by a person or group holding 20% or more of our shares are void. The rights are not triggered by continued stock ownership of those who held 20% or more of our stock when the rights plan was adopted, unless these shareholders increase their holdings in Evergreen above 30%.

DESCRIPTION OF WARRANTS

        We may issue warrants including warrants to purchase debt securities, warrants to purchase common stock or preferred stock, and warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

        The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities;

  •
  if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price;

  •
  the dates on which the right to exercise the debt warrants begins and expires;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to any book-entry procedures;

  •
  the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of certain United States federal income tax considerations;

  •
  any antidilution provisions of the debt warrants;

  •
  any redemption or call provisions applicable to the debt warrants; and

  •
  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock and Other Warrants

        The applicable prospectus supplement will describe the terms of any stock warrants or other warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us, including the following:

  •
  the title of the stock warrants or other warrants;

  •
  the offering price of the stock warrants or other warrants, if any;

  •
  the aggregate number of the stock warrants or other warrants;

  •
  the designation and terms of the common stock, preferred stock or equity securities issued by an unaffiliated corporation or other entity and held by us that is purchasable upon exercise of the stock warrants or other warrants;

  •
  if applicable, the designation and terms of the securities with which the stock warrants or other warrants are issued and the number of such stock warrants or other warrants issued with each such security;

  •
  if applicable, the date after which the stock warrants or other warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock, preferred stock or equity securities issued by an unaffiliated corporation or other entity and held by us purchasable upon exercise of a stock warrant or other warrant and the purchase price;

  •
  the dates on which the right to exercise the stock warrants or other warrants begins and expires;

  •
  if applicable, the minimum or maximum amount of the stock warrants or other warrants which may be exercised at any one time;

  •
  the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable;

  •
  if applicable, a discussion of certain United States federal income tax considerations;

  •
  any antidilution provisions of the stock warrants or other warrants;

  •
  any redemption or call provisions applicable to the stock warrants or other warrants; and

  •
  any additional terms of the stock warrants or other warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants or other warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

        We may issue subscription rights to purchase our debt securities, common stock, preferred stock, depositary shares or warrants to purchase debt securities, preferred stock or common stock. We may issue subscription rights independently or together with any other offered security. The subscription rights may or may not be transferable by the purchaser receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the subscription rights offering. Certificates evidencing such subscription rights and a prospectus supplement will be distributed to our shareholders on the record date for receiving subscription rights in the subscription rights offering.

        The applicable prospectus supplement will describe the following terms of the subscription rights:

  •
  the title of the subscription rights;

  •
  the securities for which the subscription rights are exercisable;

  •
  the exercise price for the subscription rights;

  •
  the number of subscription rights issued to each shareholder;

  •
  the extent to which the subscription rights are transferable;

  •
  if applicable, a discussion of the material United States income tax considerations applicable to the issuance or exercise of the subscription rights;

  •
  any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the dates on which the right to exercise the subscription rights begins and expires;

  •
  the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting arrangement between us and our stand-by underwriters.

Exercise of Subscription Rights

        Each subscription right will entitle the holder to purchase for cash the principal amount of debt securities, shares of preferred stock, depositary shares, shares of common stock, warrants, or any combination thereof, at the exercise price as set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

        Subscription rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. If not all of the subscription rights issued in any offering are exercised, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may offer and sell the securities

  •
  through underwriters or dealers,

  •
  through agents,

  •
  directly to purchasers, including existing shareholders in an offering of subscription rights, or

  •
  through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.

        Each prospectus supplement will set forth the terms of the offering of the particular series of securities to which the prospectus supplement relates, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the securities, the proceeds to Evergreen from the sale of such series of securities, the use of such proceeds, any initial public offering price or purchase price of such series of securities, any underwriting discount or commission, any discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, any commissions paid to any agents and the securities exchanges, if any, on which such securities will be listed. Any initial public offering price or purchase price and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers may be changed from time to time.

        Sales of common stock offered pursuant to any prospectus supplement may be effected from time to time in one or more transactions through the NYSE, or in negotiated transactions or any combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices.

        Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Securities Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the common stock in connection with an offering of common stock, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the debt securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the debt securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

        In connection with the sale of securities, underwriters or agents may receive compensation from Evergreen, or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Evergreen will be described, in the applicable prospectus supplement.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Under agreements that we may enter into, underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Evergreen in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agent to solicit offers by certain institutions to purchase debt securities, preferred stock or common stock from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the debt securities, preferred stock, depositary shares or common stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        We also may sell securities directly to purchasers, in which event no underwriters or agents would be involved. We may sell securities upon the exercise of subscription rights issued to our securityholders.

        The place and date of delivery for the securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, the securities in respect of which this prospectus is being delivered (other than common stock) will be a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

        Certain of the underwriters and their affiliates may from time to time perform various commercial banking and investment banking services for us, for which customary compensation is received.

EXPERTS

        The consolidated financial statements incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEPENDENT PETROLEUM ENGINEERS

        The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., independent petroleum engineering consultants, included and incorporated by reference in this prospectus have been included and incorporated by reference herein in reliance upon the authority of said firm as experts in petroleum engineering. The estimated reserve evaluations and related calculations of Resource Services International, Inc., independent petroleum engineering consultants, included and incorporated by reference in this prospectus have been included and incorporated by reference herein in reliance upon the authority of said firm as experts in petroleum engineering.

LEGAL OPINIONS

        The legality of the shares offered hereby has been passed upon for us by Berenbaum, Weinshienk & Eason, P.C. We have also been represented in connection with certain matters relating to the preparation of this prospectus by Womble Carlyle Sandridge & Rice, PLLC, Charlotte, North Carolina. The validity of the securities will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

GLOSSARY OF CERTAIN OIL AND GAS TERMS

        The following are definitions of terms commonly used in the oil and natural gas industry and this document.

        Unless otherwise indicated in this document, natural gas volumes are stated at the legal pressure base of the state or area in which the reserves are located at 60 (degrees) Fahrenheit. As used in this document, the following terms have the following specific meanings: "Mcf" means thousand cubic feet, "MMcf" means million cubic feet, "Bcf" means billion cubic feet, "Tcf" means trillion cubic feet, "Btu" means British Thermal Unit, or the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit, and "MMBtu" means million British thermal units.

        Capital Expenditures.    Costs associated with exploratory and development drilling (including exploratory dry holes); leasehold acquisitions; seismic data acquisitions; geological, geophysical and land related overhead expenditures; delay rentals; producing property acquisitions; other miscellaneous capital expenditures; compression equipment and pipeline costs.

        Developed Acreage.    The number of acres which are allocated or assignable to producing wells or wells capable of production.

        Development Well.    A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

        Exploratory Well.    A well drilled to find and produce oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir, or to extend a known reservoir.

        Finding and Development Cost.    The total capital expenditures, including acquisition costs, and exploration and abandonment costs, for oil and natural gas activities divided by the amount of proved reserves added in the specified period.

        Gob Gas.    Gob gas is methane that has collected in abandoned underground coal mines.

        Gross Acres Or Gross Wells.    The total acres or wells, as the case may be, in which the Company has a working interest.

        Interaction Well.    A well drilled into the fractured area surrounding an abandoned coal mine.

        LOE.    Lease operating expenses, which includes, among other things, extraction costs and property taxes but not production taxes.

        Net Acres Or Net Wells.    A net acre or well is deemed to exist when the sum of our fractional ownership working interests in gross acres or wells, as the case may be, equals one. The number of net acres or wells is the sum of the fractional working interests owned in gross acres or wells, as the case may be, expressed as whole numbers and fractions thereof.

        Operator.    The individual or company responsible to the working interest owners for the exploration, development and production of an oil or natural gas well or lease.

        Present Value Of Future Net Revenues Or PV-10.    The present value of estimated future net revenues to be generated from the production of proved reserves, net of estimated production and ad valorem taxes, future capital costs and operating expenses, using prices and costs in effect as of the date indicated, without giving effect to federal income taxes. The future net revenues have been discounted at an annual rate of 10% to determine their "present value." The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties.

        Recompletion.    The completion of an existing well for production from a formation that exists behind the casing of the well.

        Reserves.    Natural gas and crude oil, condensate and natural gas liquids on a net revenue interest basis, found to be commercially recoverable. "Proved developed reserves" includes proved developed producing reserves and proved developed behind-pipe reserves. "Proved developed producing reserves" includes only those reserves expected to be recovered from existing completion intervals in existing wells. "Proved undeveloped reserves" includes those reserves expected to be recovered from new wells on proved undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

        Undeveloped Acreage.    Lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether or not such acreage contains proved reserves.

        Working Interest.    An interest in an oil and natural gas lease that gives the owner of the interest the right to drill and produce oil and natural gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest owner is entitled will always be smaller than the share of costs that the working interest owner is required to bear, with the balance of the production accruing to the owners of royalties.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the Registrant in connection with the distribution of the securities being registered:

Securities and Exchange Commission registration fee	$27,600
Trustee fees and expenses	$50,000
Legal fees and expenses	$75,000
Printing and engraving expenses	$150,000
Accounting fees and expenses	$50,000
Miscellaneous(1)	$147,400
Total(2)	$500,000

(1)
Includes estimates of NASD filing fees.

(2)
All amounts listed above are estimates, except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers.

        Section 7-108-402 of the Colorado Business Corporation Act (the "Act") provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. The Registrant's articles of incorporation contain a provision eliminating liability as permitted by the statute. The Registrant's articles of incorporation further provide that directors and officers of the Registrant will not be held personally liable for any injury to persons or property caused by the wrongful act of any employee of the Registrant unless either (i) the director or officer was personally involved in the situation leading to litigation or (ii) the director or officer committed a criminal offense in connection with such litigation.

        Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. The Registrant's articles of incorporation do not contain any such limitation.

        Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the

Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The Registrant's articles of incorporation and its bylaws provide for such indemnification. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

        Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. The Registrant's articles of incorporation and bylaws provide for indemnification of officers, employees and agents of the Registrant to the same extent as its directors.

        The Registrant's articles of incorporation and bylaws permit the Registrant to pay expenses incurred in defending a Proceeding in advance of the final disposition of the Proceeding if the person undertakes to repay the amount unless it is ultimately determined that he is entitled to such expenses.

        The Registrant's articles of incorporation also provide that the Registrant may purchase and maintain insurance covering any person serving on behalf of, or at the request of, the Registrant against any liability incurred by him in such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability. The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16. Exhibits.

        The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Title
1.1	Form of Underwriting Agreement*
4.1	Articles of Incorporation, as amended: Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-273035, by reference to Exhibit I to the Registrant's Current Report on Form 8-K dated December 9, 1994, by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed June 8, 1998 and by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000
4.2	Bylaws: Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed June 8, 1998
4.3	Shareholders Rights Agreement: Incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K dated July 7, 1997
4.4	Form of Indenture for Senior Debt Securities
4.5	Form of Indenture for Subordinated Debt Securities
4.6	Form of Senior Debt Security (included in Exhibit 4.4)
4.7	Form of Subordinated Debt Security (included in Exhibit 4.5)
4.8	Form of Deposit Agreement*
4.9	Form of Depositary Receipt*
4.10	Form of Warrant Agreement*
4.11	Indenture, dated as of December 18, 2001, between Evergreen Resources, Inc. and First Union National Bank: Incorporated by reference to Exhibit 4.3 to the Registrant's Annual Report of Form 10-K for the year ended December, 31, 2001
4.12	Form of 4.75% Convertible Subordinated Note (included in Exhibit 4.11)
5.1	Opinion of Berenbaum, Weinshienk & Eason, P.C.
12.1	Statement re: Computation of Ratios
23.1	Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.1)
23.2	Consent of BDO Seidman, LLP
23.3	Consent of Netherland, Sewell & Associates, Inc.
23.4	Consent of Resource Services International, Inc.
24.1	Power of Attorney (included in the signature page of this registration statement)
25.1	Statement of Eligibility on Form T-1 of trustee under the Senior Indenture*
25.2	Statement of Eligibility on Form T-1 of trustee under the Subordinated Indenture*

*
To be filed in an amendment to this registration statement or as an exhibit to a current report on Form 8-K.

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (1)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (2)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

      individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (3)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of their counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        The undersigned Registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on April 19, 2002.

Evergreen Resources, Inc.
By:	/s/ MARK S. SEXTON Mark S. Sexton, President and Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned, being a director and/or officer of the Evergreen Resources, Inc. (the "Company") hereby nominates, constitutes and appoints Mark S. Sexton and Kevin R. Collins, or either one of them severally, to be his true and lawful attorney-in-fact and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 relating to the issuance of debt securities, common stock, preferred stock, warrants to purchase the foregoing and depositary shares evidencing fractional interests of preferred stock and to file any and all amendments, including post-effective amendments on Form S-3 or other appropriate form, to the registration statement, and any additional registration statement pursuant to Rule 462(b), making such changes in the registration statement as such attorney-in-fact deems appropriate and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Commission.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2002.

/s/ MARK S. SEXTON Name: Mark S. Sexton Title: Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)	/s/ KEVIN R. COLLINS Name: Kevin R. Collins Title: Vice President—Finance, Treasurer and Chief Financial Officer (principal financial and accounting officer)
/s/ ALAIN G. BLAINCHARD Name: Alain G. Blainchard Title: Director	/s/ DENNIS R. CARLTON Name: Dennis R. Carlton Title: Director
/s/ LARRY D. ESTRIDGE Name: Larry D. Estridge Title: Director	/s/ JOHN J. RYAN, III Name: John J. Ryan, III Title: Director
/s/ SCOTT D. SHEFFIELD Name: Scott D. Sheffield Title: Director	/s/ ARTHUR L. SMITH Name: Arthur L. Smith Title: Director

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
EVERGREEN
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF SUBSCRIPTION RIGHTS
PLAN OF DISTRIBUTION
EXPERTS
INDEPENDENT PETROLEUM ENGINEERS
LEGAL OPINIONS
GLOSSARY OF CERTAIN OIL AND GAS TERMS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY